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                                                                     Exhibit 5.1

                                               Opinion of Hogan & Hartson L.L.P.





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                                 August 8, 1996



Board of Directors
InterCel, Inc.
1233 O.G. Skinner Drive
West Point, Georgia 31833

Gentlemen:

                 This firm has acted as counsel to InterCel, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 1,200,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable upon the exercise of options granted under the InterCel, Inc. 1991 Stock Option Plan, as amended (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with such registration.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.       An executed copy of the Registration Statement.

                 2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 3. The Third Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on June 10, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                 4. The Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
August 8, 1996
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                 5.       Resolutions and consents of the Board of Directors of
                          the Company adopted on April 8, 1991, April 17, 1992, January 17, 1994, March 28, 1994, July 24, 1995 and
                          November 17, 1995 as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Plan and amendments thereto.

                 6. Resolutions and consents of the stockholders of the Company adopted on May 27, 1992, June 23, 1994, and December 20, 1995, each as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Plan and amendments thereto.

                 In our examination of the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                 Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable by the Company.
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Board of Directors
August 8, 1996
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                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on or about the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                 We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,




                                        /s/ HOGAN & HARTSON  L.L.P.